UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 13, 2017

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 7.01.Regulation FD Disclosure

This Current Report on Form 8-K is being filed to correct the September 30, 2017 TTM Pro Forma Adjusted EBITDA (“TTM PF Adjusted EBITDA”) disclosed in the Daseke, Inc. (the “Company”) Earnings Call held at 10:00 a.m. Central on November 9, 2017. TTM PF Adjusted EBITDA was disclosed on the Earnings Call as “just under $100.0 million.” The correct TTM Pro Forma Adjusted EBITDA is $103.0 million(1)(2).

(1) TTM PF Net loss of $24.9 million plus: depreciation and amortization of $85.6 million, interest of $32.4 million, provision for income taxes of $0.2 million, stock-based compensation of $1.2 million, acquisition-related transaction expenses of $3.1 million, and merger transaction expenses of $5.2 million, results in TTM PF Adjusted EBITDA of $102.8 million.

(2) Pro forma based on internally prepared financial statements of the acquired companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

November 13, 2017	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller, and Assistant Secretary